UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2009 (January 23, 2009)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction	(Commission file number)	(IRS employer identification
of incorporation)		number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Chemtura Corporation entered into a new U.S. accounts receivable facility (Receivables Purchase Agreement and Receivables Sales Agreement) on January 23, 2009, exhibits 10.92 and 10.93 (incorporated by reference) (“January 2009 Facility”). The new facility makes available up to $150 million and has a three-year term. The above referenced agreement was announced by press release on January 26, 2009 (Exhibit 99.1).

Item 1.02 Termination of a Material Definitive Agreement

The January 2009 Facility is in replacement of Chemtura Corporation’s Amended and Restated Receivables Purchase Agreement (dated as of September 28, 2006), and in replacement of its Amended and Restated Receivables Sale Agreement (dated as of September 28, 2006), both of which have been terminated.

Item 9.01 Financial Statements and Exhibits.

*                      *                      *

(d)   Exhibits.

Exhibit Number	Exhibit Description
10.92	Receivables Purchase Agreement dated as of January 23, 2009
10.93	Receivables Sales Agreement dated as of January 23, 2009
99.1	Press Release dated January 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	Senior Vice President, General Counsel and Secretary

Date: January 26, 2009

Exhibit Index

Exhibit Number	Exhibit Description
10.92	Receivables Purchase Agreement dated as of January 23, 2009
10.93	Receivables Sales Agreement dated as of January 23, 2009
99.1	Press Release dated January 26, 2009